Exhibit 10.24.1

CONTRACT OF SALE

THIS CONTRACT OF SALE (this “Contract”) is made and executed this 27 day of February, 2003, by and between JOLLY ACRES LIMITED PARTNERSHIP, a Maryland limited partnership (“Seller”), and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

Seller is the owner of “Lot 17-R” (the “Lot”) in National Business Park, Annapolis Junction, Anne Arundel County, Maryland (the “Project”), as more particularly described on the record plat set forth on Exhibit A attached hereto and made a part hereof.  Seller intends to transfer fee simple title to the Lot to a single-member, Maryland limited liability company to be formed by Seller and to be owned by Constellation Real Estate, Inc. (“CREI”) or affiliates of CREI (collectively, the “Selling Parties” and each individually, a “Selling Party”).  Seller will cause the Selling Parties to sell, and Buyer will purchase, the membership interests in the limited liability company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.             Sale of Membership Interests.  Seller hereby agrees to cause the Selling Parties to sell to Buyer the membership interests in the limited liability company to be formed which will hold fee simple title to the Lot, upon the terms and subject to the conditions hereinafter set forth.

2.             Transfer of Fee Simple Title by Seller.  Prior to the Closing (as defined below), Seller shall transfer fee simple title to the Lot into a single-member Maryland limited liability company, Smooth Water Pond, LLC (the “LLC”) or such other name to be designated by Buyer.  Buyer, at Buyer’s expense, shall prepare the deed transferring the Lot from Seller to the LLC, the form of which shall be approved by Seller.  Seller, at Seller’s expense, shall form the LLC.  At the time of transfer, Buyer and Seller shall split equally and pay all of the recordation taxes, transfer taxes and related recording costs and expenses to record the deed transferring the Lot into the LLC.  Seller and Buyer agree to use a mutually acceptable title insurance company for the purposes of recording the deed.  In the event Anne Arundel County, the State of Maryland or any other governmental authority attempts to impose, or imposes, any transfer, recordation or other taxes or charges on the transfer to Buyer of the membership interests in the LLC, Seller and Buyer shall share and promptly pay equally, fifty percent (50%) by Seller and fifty percent (50%) by Buyer, any costs and expenses of defending such matter and paying any such transfer, recordation or other taxes or charges.  The provisions of this Section shall survive the Closing.

3.             Closing.  Closing on the acquisition of the membership interests in the LLC, the fee simple owner of the Lot, shall occur within ten (10) days after the later of (i) written notice from Seller (“Seller’s Completion Notice”) that the construction of the Pond (as defined herein)

is complete, as more particularly set forth in Section 7 herein; or (ii) the completion of Buyer’s title review and any necessary cure period for Seller, as more particularly set forth in Section 8 herein.  If there is any dispute between Seller and Buyer concerning whether the construction of the Pond is complete, the parties shall attempt to resolve their dispute, in good faith and with all due diligence.  If the parties are unable to resolve their dispute within ten (10) days after delivery of Seller’s Completion Notice, then the parties shall refer the matter to John E. Harms Jr. & Associates (the “Engineer”) and the Engineer shall resolve the dispute concerning completion of the Pond, which decision shall be binding on the parties.

4.             Purchase Price.  The purchase price for the membership interests acquired in the Closing shall be One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00) (the “Purchase Price”).  At the Closing, Buyer shall pay Seller the Purchase Price by wire transfer of immediately available funds to an account designated by Seller.

5.             Special Taxing District.  Buyer and Seller shall sign the disclosure regarding the National Business Park Special Taxing District attached hereto as Exhibit B and made a part hereof by this reference.

6.             Restrictive Covenants.  Buyer acknowledges and agrees that the Lot is subject to the Declaration of Covenants, Conditions and Restrictions The National Business Park dated April 21, 2000 and recorded among the Land Records of the County at Liber 9853, folio 591, as amended by a First Amendment to Declaration of Covenants, Conditions and Restrictions dated July 6, 2001 and recorded among the Land Records of the County at Liber 11048, folio 310 (the “Declaration”).

7.             Condition of Lot.  Seller, at Seller’s expense, shall complete the construction of a sediment control pond (the “Pond”) on the Lot.  The Pond shall be constructed in accordance with the Anne Arundel County permit for same, as obtained by Seller at Seller’s sole cost and expense.  Buyer acknowledges that other than for construction of the Pond, the Lot will be “as-is, where is” at Closing when Buyer acquires the membership interests in the LLC.  Other than as set forth herein, Seller makes no representations or warranties regarding the subsurface condition of the Lot.  Buyer will be required to comply with the stormwater requirements of Anne Arundel County, Maryland for the future maintenance of the Pond and for its conversion to a storm water pond.

8.             Title to the Lot.

(a)           At the Closing, title to the Lot shall be good and marketable, free of all liens, encumbrances, encroachments and easements other than the Permitted Encumbrances (as hereinafter defined) and the liens and encumbrances set forth below which (x) are acceptable to Buyer and (y) shall not constitute an impediment to good and marketable fee simple title. Possession of the Lot shall be given to Buyer free of all tenancies or other rights of use or occupancy.  As used herein, the term “Permitted Encumbrances” shall mean the following:

(i)            easements and rights of way to Anne Arundel County or public utility companies existing as of Closing;

(ii)           easements and rights of way shown on the plat of the Lot;

(iii)          easements and rights of way which as of the date of this Contract may be observed by an inspection of the Lot;

(iv)          the Declaration;

(v)           use or benefit charges assessed for public or private water and sewer facilities and taxes not delinquent;

(vi)          zoning and building restrictions and other laws, ordinances and regulations of governmental bodies having jurisdiction over the Lot;

(vii)         obligations undertaken by Seller in connection with the approval of the plat of the Lot, including public works agreements, utility agreements, inspection agreements and other agreements and commitments related to such resubdivision;

(viii)        a covenant to be included in the deed transferring the Lot from Seller to the LLC which provides that prior to December 29, 2005, the Lot shall not be developed or used for hotel uses;

(ix)           all real estate taxes and assessments, both general and special, not yet due and payable as of the Closing; and

(x)            all matters of public record, except for title matters that Seller agrees to cure pursuant to Subsection 8(c) below.

(b)           Within thirty (30) days following execution of this Contract, Buyer, at Buyer’s expense, shall have title to the Lot examined by a reputable title insurance company and have such title insurance company issue a title insurance commitment (the “Title Commitment”) to assure Buyer that, as of the examination date, title to the Lot is good and marketable and insurable at ordinary prevailing title insurance rates and that any exceptions to title contained in the Title Commitment are acceptable to Buyer.

(c)           On or before that date which is thirty (30) days following execution of this Contract, Buyer shall provide to Seller a copy of the Title Commitment and either advise Seller in writing that all exceptions to title contained in the Title Commitment are acceptable to Buyer or advise Seller in writing of those exceptions to title contained in the Title Commitment that are unacceptable to Buyer; provided, however, that Buyer shall be required to accept all Permitted Encumbrances.  Failure of Buyer to examine title or to advise Seller of the acceptability of title within the time periods required hereunder shall be deemed an acceptance of all title matters.  Within ten (10) days after receipt of a notice from Buyer advising Seller that certain title exceptions are unacceptable to Buyer, Seller shall notify Buyer whether Seller will cure any of the unacceptable title exceptions.  Failure of Seller to provide notice within such time period shall be deemed an election by Seller not to cure the unacceptable title exceptions.  If Buyer has timely notified Seller of unacceptable title matters then, unless Seller has timely elected to cure such title exceptions as provided hereunder, Buyer, by written notice to Seller, may, within ten (10) days after expiration of the time period for Seller to elect to cure, either waive such unacceptable title exceptions (in which case such exceptions shall be deemed acceptable to Buyer) or terminate this Contract.  If Buyer elects to terminate this Contract pursuant to the immediately preceding sentence, neither party shall have any further obligations or liabilities to the other relating hereto.

(d)           Failure of Buyer to notify Seller in the ten (10) day period described above shall be deemed an election by Buyer to waive the unacceptable title exceptions.  If Seller notifies Buyer that Seller will cure any unacceptable title exception, then Seller shall be obligated to promptly and, in all events, prior to the Closing, proceed to cure such title exception in such manner that the defect or objection to title will not appear in Buyer’s title insurance policy.  All exceptions to title accepted by Buyer or deemed to be accepted by Buyer under the provisions of this Section 8 shall also constitute “Permitted Encumbrances.”  Notwithstanding the foregoing, from and after the date hereof, except as otherwise permitted hereunder, Seller shall not change or permit to be changed title to the Lot or any portion thereof in a manner which would materially prevent or interfere with the development of the Lot for the Pond and a stormwater management pond.  Nothing herein shall preclude Seller from placing liens on the Lot in connection with financings or refinancings, it being understood that it is the obligation of Seller to remove such liens prior to Closing.

9.             Closing Adjustments.  All costs, including taxes, insurance and any and all costs relating to the ownership of the Lot shall be borne by Seller until Closing.  All taxes, general or special, and all other public, governmental or other assessments against the Lot payable on an annual basis are to be adjusted and apportioned as of the date of Closing and are to be assumed and paid after Closing by Buyer.  The costs of all recordation taxes and transfer taxes, if any, shall be split equally by Buyer and Seller.  All other closing costs incurred by Buyer, including, without limitation, recording charges, document preparation charges, notary fees and title insurance premiums shall be paid by Buyer.  Seller and Buyer shall each pay their respective legal costs.

10.           Closing Documents.  At the Closing hereunder, Seller shall cause the Selling Parties to execute and deliver to Buyer the following:

(a)           an Assignment of Limited Liability Company Interests in a form acceptable to Seller and Buyer, which Assignment shall also be executed by Buyer;

(b)           a Certificate of Good Standing for the LLC;

(c)           Certified Copies of the Articles of Organization and Operating Agreement for the LLC;

(d)           an affidavit, in form sufficient to satisfy all Internal Revenue Service requirements, stating that Seller is not a “foreign person” (as defined by the Foreign Investment in Real Property Tax Act and the regulations promulgated thereunder) so that Buyer is not legally required to withhold any portion of the Purchase Price then being paid at any Closing hereunder;

(e)           an owner’s affidavit for the benefit of Buyer’s title insurance company dealing solely with bankruptcy and leases and Seller shall not be required to execute any other affidavits, including, but not limited to, any non-imputation affidavit; and

(f)            any other documents as reasonably requested by Buyer, which are necessary to effect the transactions set forth herein in accordance with the terms set forth herein.

11.           Risk of Loss.  The Lot is to be held at the risk of the Seller until the Closing.  In the event of a condemnation, Buyer shall have the option to terminate the Contract or to proceed to Closing with any condemnation award (not to exceed the Purchase Price) paid or credited to Buyer at Closing.

12.           Warranties and Representations.

(a)           Seller warrants, represents and covenants to Buyer the following items which are true in all material respects and shall be deemed to have been restated at the time of the Closing hereunder, to the extent applicable:

(i)            As of the date hereof, Seller is the sole owner of fee simple title to the Lot, and will not have entered into any contract of sale, option agreement, right of first refusal or other agreement for the sale of the Lot other than this Contract.  As of the date of the Closing, the LLC will be the sole owner of fee simple title to the Lot and such limited liability company will not have entered into any contract of sale, option agreement, right of first refusal or other agreement for the sale of any part of the Lot.

(ii)           Seller has full power and authority to execute, deliver and perform this Contract and to execute, deliver and perform any and all documents, instruments and agreements to be executed and delivered by Seller in connection herewith.

(iii)          To the best of Seller’s knowledge, there are no underground storage tanks on the Lot.

(iv)          To the best of Seller’s actual knowledge, Seller has not used, generated, stored or disposed, and from and after the date of this Contract, except to the extent consistent with current real estate industry practices for such type of property, consistent with use of the Lot for retail purposes, and permitted under governmental regulations, will not use, generate, store or dispose, on, under or about the Lot any hazardous waste toxic substance or related materials or any friable asbestos or substance containing asbestos.

(v)           Seller has no knowledge of any contract, agreement, undertaking, law, order, regulation or instrument to which Seller is a party or by which Seller is bound that would be violated by the execution of this Contract.

The foregoing warranties shall terminate twelve (12) months after the Closing.  Buyer hereby agrees and acknowledges that, except as set forth in this Subsection 12(a), neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this transaction, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or physical condition of the Lot or the capabilities thereof, and that Buyer, in executing, delivering and/or performing this Contract, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation unless such statement or information is expressly incorporated herein.  Buyer agrees that the Lot shall be (indirectly) sold to Buyer “as is, where is” as of the date hereof, subject to Seller’s obligations to complete construction of the Pond on the Lot in accordance with the provisions of Section 7 above.  EXCEPT AS SPECIFICALLY PROVIDED HEREIN TO THE CONTRARY, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE LOT OR THE SUITABILITY THEREOF FOR ANY PURPOSE.  SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE LOT.  BUYER, BY EXECUTION OF THIS CONTRACT AGREES THAT IT HAS INSPECTED THE LOT AND THAT BUYER SHALL ACCEPT SAME “AS IS” AND “WITH ALL FAULTS”, SUBJECT TO THE OBLIGATIONS OF SELLER TO COMPLETE CONSTRUCTION OF THE POND ON THE LOT.

(b)           Buyer warrants, represents and covenants to Seller the following items which are true in all material respects and shall be deemed to have been restated at the time of the Closing hereunder, to the extent applicable:

(i)            Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)           Buyer has full power and authority to execute, deliver and perform this Contract and to execute, deliver and perform any and all documents, instruments and agreements to be executed and delivered by Buyer in connection herewith.

(iii)          Buyer has no knowledge of any contract, agreement, undertaking, law, order, regulation or instrument to which Buyer is a party or by which Buyer is bound that would be violated by the execution of this Contract.

The foregoing warranties shall terminate twelve (12) months after the Closing.

13.           Cooperation With Seller in Continuing Development of National Business Park Project.  Buyer acknowledges that the Lot is part of the Project being developed by Seller concurrently with the Lot and that in order for Seller to obtain the necessary zoning for the Project, Seller made certain agreements and commitments with Anne Arundel County relating to the ongoing development and overall control of the Project.  Buyer, accordingly, covenants and agrees with Seller that (a) it shall not violate the terms of the variances granted to Seller for the

Project, (b) it shall cooperate with Seller as to its agreements and commitments with Anne Arundel County as the same shall pertain to the Lot only, and (c) it shall cooperate with Seller’s development efforts on land within the Project but outside the Lot, including the execution of any documents, plats agreements, easements, rights of way and other actions reasonably necessary or required by Seller or Anne Arundel County in connection with the subsequent development of the Project, provided that Buyer shall not be obligated to expend its own funds in implementing this provision.  Seller shall bear all expenses of such documentation or other actions required incidental to such development and shall hold Buyer harmless from all expenses, claims and liability associated with Buyer’s cooperation efforts described herein.

Buyer also covenants to allow Seller a right of entry onto the Lot at all reasonable times for activities associated with the above described development efforts, provided that Seller provides Buyer with prior notice of Seller’s intent to enter upon the Lot and Seller shall not unreasonably interfere with Buyer’s development activities on the Lot.  In connection with such entry, Seller agrees that it shall be responsible for any damages to the Lot resulting from such operations and shall indemnify and hold Buyer harmless from all claims of any type arising out of Seller’s entry onto the Lot for the purposes set forth herein.

Buyer acknowledges that Lots Nos. 22, 23, 24, 25, 30, 31 and 32 as shown on the plats entitled “The National Business Park Phase 4 Formerly Cedar Knolls Property Previously Recorded in Liber 9138, folio 677”, consisting of plats 1 through 7 and recorded among the Land Records of Anne Arundel County at Plat Book 246, pp. 23 through 29, plats 12850 through 12856, along with the roadways and other areas as shown on such Plat (collectively, the “Other Property”) may use, in common with others, the Lot for sediment control and stormwater purposes, which shall include the right to construct storm water pipe, manholes, inlets, storm drains and other associated structures in order to connect to any sediment control and stormwater pond (s) located on the Lot.   As of the date of this Contract, an affiliate of Seller (“Affiliate”) is the mortgagee under an Indemnity Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of January 24, 2003 (“Deed of Trust”) which encumbers the Other Property.   If requested by the owner and/or mortgagee of all or any part of the Other Property, after Closing Buyer shall promptly enter into an easement agreement in recordable form (“Easement Agreement”), to establish the above easement, which easement shall be accompanied by an executed joinder from any mortgagee or trustee of any financing on the Lot.  The form of the Easement Agreement and joinder shall be reasonably acceptable to the owner and mortgagee of the Other Property.  Alternatively, Seller may require that Buyer cause the Lot to be dedicated as “Common Area” under the Declaration (as such term is defined under the Declaration) so that the Lot shall be utilized as for stormwater management facilities and a Pond for the benefit of the Other Property and as allowed under the Declaration.  Buyer’s obligations under this paragraph shall expire on the date that the Deed of Trust is released by the beneficiary thereunder by the recordation among the Land Records of Anne Arundel County of a release or certificate of satisfaction.  Notwithstanding anything contained herein to the contrary, in the event of a foreclosure under the Deed of Trust (“Foreclosure”) or the conveyance of all or any portion of the Other Property by a deed in lieu of foreclosure (“Conveyance”) as a result of a default under the Deed of Trust, then the Buyer’s obligations under this paragraph shall expire on the first anniversary of such Foreclosure or Conveyance.

The provisions of this Section 13 shall survive the Closing.

14.           Miscellaneous.

(a)           Seller and Buyer warrant that, in connection with this Contract, they have dealt with no broker, agent or other party who may be entitled to a commission or finder’s fee, and each party agrees to indemnify the other from any claims or damages, including reasonable attorneys’ fees, that the other may incur as a result of the violation of this warranty, which warranty and indemnification shall survive settlement and any termination of this Contract.

(b)           Any written notices required under the terms of this Contract shall be sent by hand or other actual delivery to such party or by Federal Express Delivery or other national overnight delivery service and addressed as follows:

To Buyer:	Corporate Office Properties, L.P.
8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
Attn: General Counsel

To Seller:	Jolly Acres Limited Partnership
c/o Constellation Real Estate, Inc.
8815 Centre Park Drive – Suite 104
Columbia, Maryland 21045
Attn: Managing Director

With copies to:	Constellation Real Estate Group
Legal Department
Donna M. Levy, Esq.
750 E. Pratt Street, 23rd Floor
Baltimore, Maryland 21202

With copies to:	Richard Rubin, Esq.
Neuberger, Quinn, Gielen, Rubin &
Gibber, P.A.
One South Street, 27th Floor
Baltimore, MD 21202

Any party hereto may change its notice address by giving notice of such change in accordance with this paragraph.  Notice shall be deemed to have occurred upon actual delivery.

(c)           Time shall be of the essence of this Contract.

(d)           This Contract contains the final and entire agreement between the parties thereto, and neither party shall be bound by any terms, condition, statement or representation not herein contained.  This Contract may not be modified or changed orally, but only by agreement in writing, signed by the party against whom enforcement of any such change is sought.

(e)           This Contract shall be governed by the laws of the State of Maryland.  The titles of the paragraphs are inserted as a matter of convenience and for reference and in no way define, limit or describe the scope of this Contract or the intent of any provision hereof.

(f)            If Buyer fails to purchase the membership interests in the LLC as contemplated herein (other than as a result of a default by Seller under this Contract) or materially breaches any of the representations, warranties or covenants to be performed by Buyer under this Contract, Seller may avail itself of any and all rights and remedies at law or in equity, including, but not limited to, the right to (i) cancel this Contract, (ii) obtain a reimbursement from Buyer for any costs and expenses incurred by Seller (including reasonable attorney’s fees) relating hereto, and (iii) enforce specific performance of this Contract.  Buyer specifically acknowledges and agrees that Seller’s right to enforce specific performance of Buyer’s obligations under this Contract constitutes a fundamental condition and material inducement to Seller’s entering into this Contract.  The exercise of any one of Seller’s rights or remedies under this Contract shall not be deemed to be in lieu of, or a waiver of, any other right or remedy available to Seller.

(g)           If Seller fails to sell the membership interests in the LLC as contemplated herein (other than as a result of a default by Buyer under this Contract) or materially breaches any of the representations, warranties or covenants to be performed by Seller under this Contract, Buyer’s only remedies are to (i) cancel this Contract or (ii) enforce specific performance of this Contract.

(h)           No requirement, obligation, remedy or provision of this Contract shall be deemed to have been waived, unless so waived expressly in writing or waived pursuant to other provisions of this Contract and any waiver of any breach of nonperformance of a continuing obligation on one occasion shall not be considered a waiver of any right to enforce such provision thereafter.

(i)            The obligations of Buyer set forth in this Contract that survive the Closing hereunder are intended to run with the land and Buyer agrees to execute in recordable form at the Closing, any and all agreements prepared by Seller, which Seller, acting in a reasonable manner, may wish to record in the Land Records of Anne Arundel County in connection therewith.

(j)            If the rule against perpetuities or any other rule of law would invalidate this Contract or any portion hereof or would limit the time during which this entire Contract or any portion hereof shall be effective due to the potential failure of an interest in property created herein to vest within a particular time, then each such interest in property shall be effective only from the date hereof until the passing of twenty-one (21) years after the death of the last survivor of the members of the Senate of the United States of America representing the State of Maryland who are serving on the date hereof, but each such interest in property shall be extinguished after such time, and all other interests in property created herein and all other provisions hereof shall remain valid and effective without modification.

(k)           If any date for the performance of any obligation shall fall on a weekend or a legal banking holiday, then the date for the performance of such obligation shall be extended to the next weekday which is not a legal banking holiday.

15.           Successors and Assigns.  This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Buyer shall have the right to assign this Contract in whole or in part without the consent of Seller to (a) any entity controlled by, controlling, or under common control with Buyer or Corporate Office Properties Trust (“COPT”) (where control shall mean owning directly or indirectly fifty percent (50%) or more of the voting stock or voting interest of such entity), or (b) any purchaser or transferee, or any entity controlled by, controlling, or under common control with any purchaser or transferee, of all or a portion of Buyer’s real property within National Business Park.  Buyer shall not have any other right to assign this Contract in whole or in part without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

16.           COPT Guarantee.  As a material inducement to Seller to enter into this Contract and without which Seller would not enter into this Contract or close hereunder, COPT does hereby unconditionally and continually guarantee the full and timely payment and performance of all obligations of Buyer under this Contract.  In the event of a default or failure on the part of Buyer to pay or perform an obligation hereunder, Seller may look to COPT for payment and performance of all obligations of Buyer, including, without limitation, Buyer’s obligation to specifically perform its obligations under the Contract, and for the recovery of any loss or damage resulting from such default or failure without the necessity of prior exhaustion of remedies against Buyer.  COPT acknowledges that it is a partner of Buyer and will thereby receive a direct and material benefit as a result of Buyer’s entering into this Contract.  Accordingly, COPT acknowledges and agrees that Buyer’s entering into this Contract with Seller is adequate consideration to COPT to give this payment and performance guaranty.

[Signatures appear on next page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Contract to be executed by its duly authorized representative on the day and year first above written.

WITNESS:	JOLLY ACRES LIMITED PARTNERSHIP

	By:	Constellation Real Estate, Inc.,
General Partner

/s/ Robert N. Cantor	By:	/s/ Steven S. Koren
	Name:	Steven S. Koren
	Title:	Agent

CORPORATE OFFICE PROPERTIES, L.P.

	By:	Corporate Office Properties Trust,
General Partner

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Senior Vice President

JOINDER BY CORPORATE OFFICE PROPERTIES TRUST

Corporate Office Properties Trust is executing this Contract to evidence its obligations under Section 16 of this Contract.

CORPORATE OFFICE PROPERTIES TRUST

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Senior Vice President

STATE OF Maryland COUNTY OF Howard TO WIT:

I HEREBY CERTIFY, that on this 27th day of February, 2003, before me, undersigned Notary Public of said State, personally appeared Steven S. Koren, who acknowledged himself to be the Agent of Constellation Real Estate, Inc., a Maryland corporation and General Partner of Jolly Acres Limited Partnership, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Agent of said corporation by signing the name of the corporation himself as Agent.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

/s/ Illegible
Notary Public

My commission expires:	9/01/04

STATE OF Maryland COUNTY OF Howard TO WIT:

I HEREBY CERTIFY, that on this 25th day of February, 2003, before me, undersigned Notary Public of said State, personally appeared ROGER A. WAESCHE, JR., known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, who acknowledged himself to be the Senior Vice President of Corporate Office Properties Trust, the general partner of Corporate Office Properties L.P., a Delaware limited partnership and acknowledged that he executed the same for the purposes therein contained as the duly authorized Senior Vice President of said trust by signing the name of the trust by himself as Senior Vice President.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

/s/ Zarae C. Pitts
Notary Public
ZARAR PITTS
NOTARY PUBLIC STATE OF MARYLAND

My commission expires:	November 1, 2006